EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 to be filed on or around February 9, 2007, of our report dated March 11, 2005 (with respect to Note S, which is not presented therein, September 15, 2005) on our audit of the consolidated financial statements of a21, Inc. and subsidiaries as of December 31, 2004 and for the year then ended, included in the Company’s 2005 Annual Report on Form 10-KSB/A. We also consent to the incorporation by reference of our report dated March 11, 2005 (with respect to prior restatements, September 15, 2005; with respect to the last paragraph of  Note I, December 28, 2006) on our audit of the consolidated financial statements of a21, Inc. and subsidiaries as of December 31, 2004 and for the year then ended appearing on pages F-2 through F-37 of the Company’s registration statement on Form SB-2 filed with the Securities and Exchange Commission on December 29, 2006.

/s/ Eisner LLP
New York, New York

February 9, 2007